UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 14, 2025
URBAN-GRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 390-3880
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.
Akright Transition to Fractional CFO and Consulting and Transition Agreement
On February 18, 2025, urban-gro, Inc. (the "Company") entered into a Consulting and Transition Agreement (the “Consulting and Transition Agreement”) with its Chief Financial Officer, Richard Akright, age 65. Under the Consulting and Transition Agreement, Mr. Akright will serve as a fractional Chief Financial Officer to the Company, and will continue to serve as the Company's principal financial and accounting officer. The Consulting and Transition Agreement has an initial term of three months and will subsequently extend on a month-to-month basis unless either party gives notice to terminate. Mr. Akright will be compensated $185 per hour for his services. Mr. Akright, who has been a consultant and full-time employee of the Company for more than five years, will receive five months of severance pay for transitioning from full-time employment with the Company to the consulting role, and the Consulting and Transition Agreement will also include a customary release in favor of the Company. The total payment of $132,398.20 will be made in bi-weekly installments over the five month period. In addition, Mr. Akright's 2023 unvested restricted stock units granted pursuant to the Company's 2021 Omnibus Stock Incentive Plan, as amended, will vest on February 18, 2025.

The foregoing description of the Consulting and Transition Agreement is a summary only, and accordingly, does not purport to be complete and is qualified in its entirety by the full text of the Consulting and Transition Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Archer Departure and Severance Agreement.

On February 14, 2025, the Company entered into a Severance Agreement (the "Severance Agreement") with its Chief Operating Officer, Jason T. Archer, who resigned for personal reasons. Mr. Archer's resignation did not result from any disagreement with the Company concerning the Company's operations, policies or practices. Under the Severance Agreement, Mr. Archer will receive six months of severance pay for entering into a customary release in favor of the Company and for the effort served as the Company's Chief Operating Officer. The total payment $231,560.40 will be made in installments over the six month period. In addition, Mr. Archer will assist with transition of his duties with a Consulting Agreement and will be compensated $200 per hour for his services in the transition.

The foregoing description of the Severance Agreement is a summary only, and accordingly, does not purport to be complete and is qualified in its entirety by the full text of the Severance Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company hereby furnishes the updated investor presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, which the Company may use in presentations to investors from time to time and will make available on the Company's website.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

The information furnished in this report, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information or exhibit in the future.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Exhibit Description
10.1	Consulting and Transition Agreement of Richard Akright, February 18, 2025
10.2	Severance Agreement of Jason T. Archer, February 14, 2025
99.1	Investor Presentation dated February 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: February 19, 2025	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chairperson of the Board of Directors and Chief Executive Officer